FIRST AMENDMENT TO LEASE

This is the First Amendment to Lease entered into this 17th day of May, by and between Open Energy Corporation, a Nevada Corporation, successor in interest to Barnabus Energy Corporation, hereinafter called “Tenant” and Generation Properties, L.P., a California Limited Partnership, hereinafter called “Landlord”.

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 13, 2005, for real property located in the City of Solana Beach, County of San Diego, State of California, as more particularly described in said Lease Agreement as 514 Via de la Valle, Suite 200, Solana Beach, California, 92075.

WHEREAS, Landlord and Tenant now desire to amend and modify certain terms of the aforesaid Lease as hereinafter set forth. Therefore, the Lease is hereby amended as follows:

1. Premises: As part of this Agreement, Tenant shall add Suite 208, consisting of approximately 755 Rentable Square Feet

2. Term: June 01, 2006 - May 31, 2009

3. Rate: $ 2.90 per Rentable S.F.

4. Annual Rate Increases: Three and one-half percent (3.5%)

5. Extension: One (1) Three (3) year extension at the then current market rent.

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“In order for Tenant to exercise option Tenant must provide written notification to the Landlord no less than ninety (90) days and no more than one hundred twenty (120) days prior to the expiration date of the original term”.

6. Security Deposit: Tenant Security deposit to be $2189.50

7. Confidential Agreement: Landlord and Tenant agree to keep all information related to this Lease Amendment confidential.

Except as specifically modified by this Agreement, the Lease remains unchanged and the Landlord and Tenant verify, acknowledge and agree that it is in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

LANDLORD: GENERATION PROPERTIES, L.P., a California limited partnership		TENANT: OPEN ENERGY CORPORATION, a Nevada Corporation

By:	TRILOGY INVESTMENT GROUP LLC a California limited liability company, (Its General Partner)

By:		By:
	Michael D. Marks Chief Executive Officer	David Saltman

Date: 5/17/06		Date: 05/16/06

 DECLARATION OF COMMENCEMENT

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

WHEREAS, Generation Properties, LP as Landlord and Barnabus Energy Corporation, as Tenant, entered into that certain Lease Agreement, dated the 13th day of September 2005, covering approximately 1,047 rentable square feet located at 514 Via de la Valle, Suite 200, Solana Beach, CA 92075, and,

WHEREAS, both Landlord and Tenant do hereby declare and evidence that the leased premises was completed and ready for occupancy on the 1st day of October 2005 and was acceptable in its condition as of that date. The commencement date of said Lease Agreement was the 1st day of October 2005, and the stated 36-month term of said Lease Agreement expires on the 30th day of September 2008.

WITNESSETH, the execution hereto this the 13th day of January 2006.

Landlord: Generation Properties, L.P. By: Commercial Facilities, Inc., as Agent.		Tenant: Barnabus Energy Corporation

By:		By:
	Greg P. Cartwright CPM®, CCIM® Senior Vice President		David Saltman President & CEO

BASIC LEASE INFORMATION
OFFICE LEASE

Lease Date:	September 15, 2005

Landlord:	Generation Properties, L.P.

Managing Agent:	COMMERCIAL FACILITIES INC.

Landlord's Address:	Generation Properties, L.P. C/o Commercial Facilities Inc. 10951 Sorrento Valley Road, Suite 2A San Diego, CA 92121

Tenant:	BARNABAS ENERGY CORPORATION

Tenant's Address:	514 Via de la Valle Suite 200 Solana Beach, CA 92075

Legal Description of Land:	See Exhibit “A”

Premises:	That certain three-story building in which the Premises are located, whose mailing address is 514 Via de la Valle, Suite 200, Solana Beach, CA 92075.

Rentable Area of the Premises:	Approximately 1,047 Rentable square feet

Permitted Uses:	General Office

Term:	Three (3) Years

Term Commencement Date:

September 15, 2005, or upon substantial completion of Tenant Improvements, whichever is later. Said improvements must allow Tenant to move in without interruption and conduct normal business functions.

Rent:	$3.00 per Rentable Square Foot

Rent Escalations:	Three and one-half percent (3.5%) per year

Landlord  Tenant

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the terms above shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LESSOR/LANDLORD: GENERATION PROPERTIES, LP		LESSEE/TENANT: BARNANAS ENERGY CORPORATION a California Corporation
By:	TRILOGY INVESTMENT GROUP LLC a California Limited Liability Company, its General Partner

By:		By:
	Michael D. Marks President & CEO	David Saltman President & CEO

Date: September 15, 2005		Date: 9.13.05

Landlord Tenant

BARNABAS ENERGY CORPORATION
STANDARD OFFICE LEASE

This lease ("Lease"), dated as of this 13 day of September 2005, between Generation Properties L.P., a California Limited Partnership ("Landlord"), and Barnabas Energy Corporation, a Nevada Corporation ("Tenant"), for space in the center located at 514 Via de la Valle, Solana Beach, California, as more particularly described on the Legal Description, attached hereto as Exhibit A, shall be upon the terms and conditions contained hereinafter.

1. PREMISES

1.01.  Premises. Landlord leases to Tenant, subject to the provisions of this Lease, the Premises in the Building as set forth in the Basic Lease Information, the usable space of which is shown on the Building Floor Plans, attached hereto as Exhibit B. The rentable square feet of the Premises, Building and Project shall be as set forth in the Basic Lease Information. Except as otherwise provided in Section 1.07 below, by accepting possession of the Premises, Tenant shall be deemed to accept the same in their condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the Tenant's use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose are those expressly provided in this Lease.

1.02.  Exhibits. The following Exhibits are attached to this Lease after the signatures and by reference thereto are incorporated herein:

Exhibit A — Legal Description
Exhibit B — Building Floor Plan
Exhibit C — Rules and Regulations
Exhibit D — Landlord and Tenant's Work
Exhibit E — Fair Market Rent

1.03.       Common Areas. Tenant shall have, as appurtenant to the Premises and subject to reasonable rules and regulations from time to time made by Landlord of which Tenant is given notice, the right to the use of the following in common:

(a)       Building Common Area. The common stairways and accessways, lobbies, entrances, stairs, elevators, maintenance and utility service areas and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises;

(b)  Project Common Area. The common walkways, sidewalks, landscape areas, parking spaces and driveways necessary for access to the Project and parking spaces; and

(c)  Parking Area. The common Project parking lot area ("Parking Area").

1.04.       Landlord's Reserved Rights in Common Areas. Landlord reserves the right from time to time:

(a)  Building Changes. To install, use, maintain, repair, relocate and replace any pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas.

(b)  Boundary Changes. To change the lines of the lot on which the Project stands ("Lot") and to redesign and restripe the parking facilities around the Building and make other reasonable changes and grant other rights thereto, including without limitation, the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels adjacent to the Lot.

(c)  Facility Changes. To alter or relocate any common areas or other facilities.

(d)  Parking. Landlord reserves the right to grant use to portions of the Parking Area to tenants.

1.05.  Rentable Area. As used in this Lease, the rentable area of the Premises, Building and Project shall be the square footage designated in the Basic Lease Information. The Annual Base Rent and Operating Expenses for the Premises are not solely and directly attributable to the actual rentable area of the Premises, Building or Project and in the event that it is determined that the actual rentable area of the Premises, Building or Project is different from the square footages set forth in the Basic Lease Information, no modification shall be made to the Base Rent or Operating Expenses set forth in the Basic Lease Information.

1.06.  Tenant's Parking Entitlements. Tenant shall have the right to use three (3) parking spaces. Landlord shall have no responsibility for policing or otherwise enforcing parking rights in the Project.

1.07.  Condition of Premises. Landlord warrants that, as of the Lease Date, no deferred maintenance is required to be performed on any of the electrical, plumbing or mechanical systems in the Building and that such systems are in good working order.

3. TERM

3.01.        Commencement of Term. The Lease shall be for the Term set forth in the Basic Lease Information, commencing upon September 15, 2005, or upon substantial completion of Tenant improvements, whichever is later.

3.02.  Notice of Lease Dates. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the commencement of the Term and expiration date of the Term in a form provided by Landlord. Such a notice shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

3.03.  Option to Extend. Tenant shall have the option to extend the Term of this Lease for one (1) additional period of three (3) years (the "Premises Option") at the then current Fair Market Rent (Exhibit E). The period of the Premises Option is referred to herein as the "Option Term". Tenant shall have no right or interest to exercise the Premises Option unless: (a) Tenant gives the Landlord written notice of its intent to exercise the Premises Option no sooner than six (6) months and no later than three (3) months prior to the end of the Term (the "Extension Notice"); (b) Tenant is not in default at the time of the extension notice of any of the terms or conditions under this Lease prior to the commencement of the Option Term, nor are there any conditions which with the passage of time could result in a default by Tenant at any time with the exception of cured late rental payments; and (c) (i) Tenant has not filed for or sought protection under any bankruptcy statute, (ii)Tenant has not failed to obtain a vacation from any involuntary bankruptcy proceeding within sixty (60) days of such filing, (iii)Tenant has not defaulted or there are no events which may cause a default under any of Tenant's debt or indenture obligations. Annual Base Rent during the Option Term shall be as set forth in Section 4.03 below. Time is of the essence with respect to Tenant's exercise of the Premises Option. Tenant's failure to exactly comply with any of the time or other requirements herein, shall cause the Premises Option to automatically expire and, in such event, this Lease shall terminate upon the expiration of the Term. The option to extend the Term pursuant hereto for the Option Term shall be personal to Tenant and shall not be exercisable by or for the benefit of any assignee, subtenant or other transferee of Tenant.

3.04.  Days. Except for the Rent payment requirements of Articles 4.01 and 4.04, when time periods often (10) days or less are provided in this Lease, unless "calendar days" is expressly stated, such time periods are to be calculated such that "days" shall mean business days, regardless of whether "business days" is expressly stated.

4. RENT

4.01.       Base Rent. $3.00

(a)       Initial Term. The Annual Base Rent shall be the amount set forth in the Basic Lease Information payable in equal monthly installments of Monthly Base Rent as set forth in the Basic Lease Information. Tenant shall pay the Monthly Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord's address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefore and without any deduction, abatement or setoff whatsoever, in lawful money of the United States of America. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement date of the Term and the first day of the last calendar month, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Prior to September 15, 2005, Tenant shall pay the first full months installment of the Monthly Base Rent owing thereunder.

4.02.  Additional Rent. All charges required to be paid by Tenant hereunder, including without limitation, payments for Operating Expenses and any other amounts payable under this Lease, shall be considered additional rent for the purposes of this Lease ("Additional Rent"), and Tenant shall pay Additional Rent as provided in Article 6.05. "Rent" shall mean Base Rent and Additional Rent.

4.03.  Escalation. The Base Rent shall be adjusted during the Term as provided in the Basic Lease Information. During the Option Term, the Annual Base Rent shall be subject to an annual increase, effective as of each anniversary of the Term Commencement Date ("Adjustment Date"), to reflect a fixed increase of three and one-half percent (3.5%)

4.04.  Late Payment. If any installment of Rent is not paid promptly on the first of the month or otherwise when due, the unpaid amounts shall bear interest at the interest rate set forth in Article 12.02(e) from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of rent is not received by Landlord from Tenant when the installment is due, Tenant shall immediately pay to Landlord a charge for administration, collection and accounting expenses equal to ten percent (10%) of the amount of such delinquent amounts due in addition to the installment of Rent then owing with interest at the interest rate set forth in Article 12.02(e), regardless of whether or not a notice of default or notice of termination has been given by Landlord. Tenant shall not incur the obligation to pay the foregoing charge for late payment of rent until ten (10) days after rent is due. Landlord and Tenant agree that the late payment charge represents a reasonable estimate of Landlord's costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's nonpayment of any amounts when due and payable pursuant to this Lease. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

4.05.       Security Deposit. Upon the execution of this Lease, Tenant shall pay $3,141.00, to secure the performance by Tenant of its obligations under the Lease, including without limitation Tenant's obligations (i) to pay Basic Monthly Rent and Additional Rent, (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant's agents, employees, contractors, licensees, and invitees (collectively, "Tenant's Invitees"), (iii) to clean the Premises upon the termination of this Lease, with the exception of normal wear and tear, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under the Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such defaults, and to compensate Landlord for all damage suffered by Landlord from such defaults, including, without limitation, reasonable attorneys fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth herein. Following the Expiration Date or earlier termination of this Lease, and within the time frame required by applicable law or thirty (30) days following final walkthrough, Landlord shall deliver to Tenant, at Tenant's last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord's other funds and Landlord shall not pay interest on such Security Deposit to Tenant.

5. INSURANCE

5.01.       Special Form Coverage. At all times during the Term, Landlord shall procure and maintain in full force and effect with respect to the Project, a policy or policies of all risk insurance (special form insurance including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to one hundred percent (100%) of the full replacement value (replacement cost new, including debris removal, and demolition) thereof and any other insurance Landlord deems customary and reasonable. At all times during the Term, Tenant shall procure, pay for and maintain in full force and effect a similar policy of insurance, naming Landlord and Managing Agent as an additional insured with respect to property of every description and kind owned by Tenant upon the Premises or the Building, or for which Tenant is legally liable, including, without limitation, trade fixtures, furniture, equipment and all tenant improvements owned or installed by or on behalf of Tenant (but not with respect to those owned by Landlord), insuring one hundred percent (100%) of the full replacement value of said property and tenant improvements. All policy proceeds shall be used for the repair and replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions on excessive damage or destruction set forth in Article 10.03 below.

5.02. Liability Coverage. Ten (10) days prior to Tenant’s earliest occupancy of the Premises, Tenant shall provide Landlord with certificates of insurance for all of Tenant’s insurance policies required hereunder so that Landlord may determine whether Tenant’s insurance policies are in such forms, amounts and are written by such insurance companies as required by Landlord. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of broad form commercial general liability insurance with and cross-liability endorsements (insuring Tenant’s indemnification obligations under this Lease, including Article 5.09 hereof) written by an insurance company approved by Landlord in the form customary to the locality, insuring Tenant’s activities with respect to the Premises and/or Building against loss, damage or liability for personal and bodily injury (including wrongful death) of any person and loss or damage to property occurring in, upon or about the Premises covering personal and bodily injury in the amounts of not less than Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence and covering property damage in the amount of not less than One Million Dollars ($1,000,000) per occurrence. Landlord and Managing Agent shall be named as an additional insured with respect to liability arising out of Tenant’s activity.

5.03. Worker’s Compensation Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of worker’s compensation insurance, in statutory amounts and limits, and employer’s liability insurance with limits as follows: bodily injury each accident in the amount of not less than One Million Dollars ($1,000,000), bodily injury/disease each employee in an amount not less than One Million Dollars ($1,000,000), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000).

5.04. Insurance Certificates. Tenant shall furnish to Landlord, no more than ten (10) days prior to the earlier of Tenant’s occupancy of the Premises (as permitted by Section 3.02) or the Term Commencement Date of this Lease and thereafter no more than thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of liability and property insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Article 5. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease.

5.05. Tenant’s Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. Notwithstanding the foregoing, Landlord may at Landlord’s sole discretion, but shall not be required to, procure said insurance on Tenant’s behalf and charge Tenant the premium for such policies. This Article 5.05 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other section of this Lease.

5.06. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, or Tenant’s personal property therein, shall, to the extent the same can be obtained without unreasonable expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

5.07. Tenant’s Property and Fixtures. Tenant shall assume the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

5.08. Indemnification of Landlord. To the fullest extent permitted by law, Tenant agrees with Landlord that Landlord, Landlord’s agents and employees shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from any cause whatsoever related to the use, improvement, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant, and caused by the negligence or willful misconduct of Tenant and Tenant shall indemnify protect, defend and hold Landlord, Landlord’s agents and employees, the Premises, Building, Project, Lot and Landlord’s related property, harmless from and against (i) any and all liability, fines, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned as a result of Tenant’s or Tenant’s officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees negligence or willful misconduct in the use, maintenance, occupation or operation of the Premises during the Term, (ii) all liens, claims and demands related to the use of the Premises and its facilities during the Term, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises, and (iii) from and against all legal costs and charges, including attorneys’ fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building, Project, Lot and Landlord’s related property or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury arising as a result of the negligence or willful misconduct of Landlord, Landlord’s agents or employees. Landlord shall indemnify, defend and hold Tenant and its agents and employees harmless from all costs, damages, claims, liabilities and expenses (including reasonable attorneys fees), losses and court costs for personal injury, death or property damage arising from incidents occurring on or about the Premises or Building and caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees.

5.09. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Project, Landlord may elect to procure and maintain in full force and effect during the Term, with respect to the Project, a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Project improvements. In the event that the cost of such insurance is not included in the Operating Expenses for the Base Calendar Year, and Landlord elects to procure such insurance after the Base Calendar Year, the Base Calendar Year Operating Expenses shall be adjusted to reflect the Operating Expenses Landlord would have paid had Landlord carried such insurance in the Base Calendar Year.

6. OPERATING EXPENSES

[Sections 6.01 - 6.09 intentionally deleted]

    6.10. Services and Utilities. Landlord shall cause the Common Areas to be kept in a neat, clean and orderly condition, property lighted and landscaped, similar to the condition of similar office projects in the vicinity of the Project. Tenant shall pay the cost of all utilities delivered to the Premises whether or not separately metered and billed. Landlord shall not be liable for any failure or interruption of any utility or service, and Tenant shall not be entitled to any reduction or abatement of Rent except as provided in the following sentence on account of any such failure or interruption, unless such failure or interruption is shown by Tenant to be directly attributable to the negligence or intentional acts of Landlord, its agents or employees. In the event of any such interruption or failure of any services or utilities provided in this Lease resulting from the negligence or intentional acts of Landlord, Landlord's agents or employees, Tenant's sole remedy shall be the equitable abatement of Base Rent for the duration of the interruption or failure, which abatement shall not commence until Tenant has first provided notice to Landlord and given two (2) days to cure such interruption or failure.

    6.11. Special Services.

        (a) Additional Services. In the event Landlord provides any utilities or services to Tenant beyond the standard services set forth in Section 6.08 of this Lease, Tenant shall pay Landlord for such special services as Additional Rent.

        (b) Utility Consumption. Intentionally Deleted.

7.REPAIRS AND MAINTENANCE

    7.01. Tenant Repairs and Maintenance. Tenant shall, at Tenant's own expense, operate the Premises in a clean, sanitary and safe condition and keep the integrity and quality of the Premises, all walls, ceilings, lights, fixtures, and floor coverings thereof, in substantially the same condition as received by Tenant, reasonable wear and tear excepted. Tenant shall be responsible for any janitorial costs for their Suite. Tenant shall be responsible for the cost of any repairs due to damage caused by Tenant's active negligence or willful misconduct. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Tenant waives all rights to recover any losses or damages (including interference with or injury to Tenant's business) provided Landlord is not negligent in performing repairs or maintenance. Other than Landlord's negligence in or failure to perform repair or maintenance, it is expressly understood and agreed that Tenant shall be solely responsible for and look solely to its insurance for any such damage and losses.

    7.02. Inspection of Premises. Landlord shall give Tenant reasonable prior written notice for entrance into the Premises. Landlord, at reasonable times, may enter the Premises to complete construction undertaken by Landlord on the Premises or Building, to inspect, improve, clean or repair the same, to inspect the performance by Tenant of the terms and conditions hereof and to affix reasonable signs and displays, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary. Subject to the foregoing, Landlord shall keep and maintain in good and first-class condition and repair the structural components of the building such as supports, foundations and roof.

    7.03. Liens. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall keep the Premises and Building free and clear of all mechanics' and materialmen's liens in connection therewith. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, after Landlord has first provided notice to Tenant and given Tenant seven (7) days to remove such lien, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after notice is received from Landlord of the amount expended by Landlord.

8. FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

8.01. Fixtures and Personal Property. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises; provided, that such items are installed and are removable without damage to the structure or improvements of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, paint or other interior improvements visible from outside the Premises on wholly aesthetic grounds which shall not be unreasonably withheld. Such improvements must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon expiration of the Term, or earlier termination of this Lease. At Landlord's option, Landlord may notify Tenant in writing not to remove said improvements. Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items within ten (10) days of the termination of this Lease, Landlord may (i) keep and use them, wherein Tenant surrenders possession of title and waives all rights of possession, or (ii) remove any or all of them and cause them to be stored or sold in accordance with applicable law.

8.02. Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, lawful ordinances, etc. Further, Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. Tenant shall not permit liens of any kind to be imposed upon the Premises or Building and Tenant shall discharge of record any such liens or post adequate security or bond within five (5) days after written notice thereof. Tenant shall reimburse Landlord for Landlord's reasonable charges for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall insure the alterations under Tenant's all risk insurance policy or policies as set forth in Article 5.01. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence and covering property damage in the amount of One Million Dollars ($1,000,000). Tenant shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, before proceeding with any alteration the cost of which exceeds Ten Thousand Dollars ($10,000) a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such alteration. Landlord may require proof of such insurance prior to commencement of any work on the Premises.

    8.03. Removal of Alterations. All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, Landlord may, by written notice at any time prior to the date which is thirty (30) days before the expiration of the Term (or immediately upon any sooner termination of the Lease) identify those items of Tenant's alterations, additions or improvements which Landlord shall require Tenant to remove at the termination of this Lease. If Landlord requires Tenant to remove any such alterations, additions or improvements, Tenant shall at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises and/or the Building caused by such removal. Landlord shall, upon giving Tenant consent, inform Tenant if Landlord will require said alteration to be removed at expiration of Lease.

9. USE AND COMPLIANCE WITH LAWS

    9.01. General Use and Compliance with Laws. Tenant shall only use the Premises for the Permitted Uses specified in the Basic Lease Information and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of municipal, county, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to Tenants permitted use of the Premises, Project, Building, Lot and Parking Area and secure any necessary permits therefore and shall faithfully observe, in the use of the Premises, Project, Building, Lot and Parking Area, all municipal, county, state, federal and other applicable governmental entities' requirements which are now in force, or which may hereafter be in force. Without limiting the generality of the foregoing sentence, Landlord agrees that Landlord shall be responsible for making alterations to the Premises which Landlord is required to maintain or repair if such alterations are required by changes in the law after the Term Commencement Date, and are not required as a result of (1) Tenant's particular manner of occupancy or manner of use of the Premises, Project, Lot and/or Parking Area, (2) the Improvements or any alterations, additions or improvements to the Premises (including, without limitation, the installation of Tenant's trade fixtures, equipment and furnishings in the Premises. Tenant, in Tenant's use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Building or any portion thereof or cause any cancellation of any insurance policy covering the Building or portion thereof. Tenant shall not do or permit to be done anything which would obstruct or interfere with the rights of or injure other Tenants or occupants of the Project.

9.02.       Signs. Tenant shall not install any sign on the Premises or Building unless Tenant receives prior written approval from Landlord for such sign, which shall not be unreasonably withheld. Any sign placed by Tenant on the Premises, Project, Building or Lot shall be installed at Tenant's sole cost and expense and shall contain only Tenant's name, or the name of any affiliate of Tenant actually occupying the Premises, and no advertising matter. Tenant shall remove any such sign upon termination of this Lease and shall return the Premises to their condition prior to the placement or erection of said sign. At Tenant's request, Tenant may be placed on a waiting list for a panel on the monument signage. Said sign would be individually lettered and conform with the sign plan (including city ordinances) and would be subject to landlords consent, which may not be unreasonably withheld, conditioned, or delayed.

9.03.       Parking Access.In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Project, Building and Lot shall be considered as Impositions and shall be payable by Tenant under the provisions of Article 6 hereinabove.

9.04.       Floor Load.Other than is provided in Exhibit B - "Preliminary Plans", Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.

9.05.       Deliveries.All deliveries to and from the Premises shall be made in such a manner and during the time periods reasonably specified by Landlord so as to cause the minimum amount of interference with the business of other tenants.

10. DAMAGE AND DESTRUCTION

10.01.     Reconstruction. If the Premises are damaged or destroyed during the Term by any cause not attributable to Tenant, its agents, employees or invitees, Landlord shall, to the extent that insurance proceeds are available therefore and are not applied by any lender against payment of an existing loan on the Project, Building or Lot, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction. If, however, insurance proceeds are not sufficient to pay the full cost of reconstruction of the Premises, Landlord may either terminate this Lease or promptly and diligently reconstruct the Premises to the extent necessary to restore Landlord's Work in the Premises as described in Exhibit D, and Tenant shall be obligated for the restoration of all of the items specified as Tenant's Work in said Exhibit D in the event of such reconstruction, as well as Tenant's other leasehold improvements (but not with respect to those improvements owned by Landlord), trade fixtures and other personal property on the Premises.

10.2.  Rent Abatement. If any portion of the Premises is damaged or destroyed during the Term to the extent that such portion is rendered unusable by Tenant, it is agreed that Tenant shall look solely to Tenant's business interruption insurance for any damages or losses arising from substantial interference with the operation of Tenant's business by reason of such damage or destruction. Tenant would have beneficial occupancy without obligation to pay base rent for the first month of the term.

10.3.  Excessive Damage or Destruction. If the Building is damaged or destroyed to the extent that Landlord determines that it cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, Landlord or Tenant may terminate this Lease. Notwithstanding the fact that the Premises have been damaged or destroyed, Landlord shall reasonably determine whether the Building can be fully repaired or restored within the one hundred eighty (180) day period, and Landlord's determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within forty-five (45) days after the date of the damage or destruction whether it elects to fully repair or restore the Building. If Landlord determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period, but Landlord does not elect to terminate within forty-five (45) days from the date of Landlord's determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

10.04.     Uninsured Casualties. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building which is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article 5.01 hereinabove (without regard to Landlord's deductible for such policies), Landlord may terminate this Lease by written notice to Tenant, given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and Landlord shall commence reconstruction and restoration of Landlord's Work in the Premises as described in Exhibit D and shall diligently repair or rebuild Landlord's Work to substantially the condition in which it existed immediately prior to such damage or destruction.

10.05.    Damage Near the End of Term. In the event of damage to or destruction of all or any material portion of the Premises during the last year of the Lease Term which is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article 5.01 herein above or which cannot be fully repaired prior to the last six (6) months of the Lease Term, Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of service of such notice; provided, however, that in the event that damage or destruction of all or any portion of the Premises occurs which cannot be repaired prior to the last six (6) months of the Lease Term, but which Landlord reasonable determines can be completed within thirty (30) days of the event of damage or destruction, neither Landlord nor Tenant shall have the option to terminate this Lease. For purposes of this section 10.05, a "material" portion of the Premises shall mean more than twenty-five percent (25%) of the full replacement value of the Premises.

10.06.    Waiver.With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 10, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

11. EMINENT DOMAIN

11.01.    Total Condemnation.If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

11.02.    Partial Condemnation.If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined by Landlord and Tenant, or in the event a substantial portion of the Building is Condemned, as reasonably determined by Landlord and Tenant, then the Term shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined by Landlord and Tenant, or less than a substantial portion of the Building is Condemned, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent shall be appropriately reduced as reasonably determined by Landlord.

11.03.    Landlord's Award.If the Premises are wholly or partially condemned, then, subject to the provision of Article 11.04 below, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

11.04.    Tenant's Award.Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs or loss incurred by Tenant including, without limitation, removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

11.05.    Temporary Condemnation.If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including without limitation, repairs and maintenance, and upon such payment such obligations shall be deemed satisfied. If a temporary condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Articles 11.03 and 11.04 hereinabove and Rent shall be adjusted to the date of occupancy.

11.06.    Notice and Execution.Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effectuate the provisions of this Article.

12. DEFAULT

12.01.      Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant:

(a)  Abandonment. Without payment of rent or abandonment of the Premises (absence from the Premises for thirty (30) consecutive days or more, without a Landlord-approved assignee or sublessee, shall conclusively be deemed an abandonment or vacation of the Premises, except for renovation or remodeling and provided Landlord has written notice thereof;

(b)  Payment. Failure to pay any installment of Base Rent, Additional Rent or other moneys due and payable hereunder upon the date when said payment is due.

(c)  Performance. Default in the performance of any of Tenant's covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other moneys), where such failure is curable and continues uncured for ten (10) business days after written notice by Landlord to Tenant, provided that if the nature of the default cannot be reasonably cured within ten (10) days, Tenant shall not be deemed in default if it shall commence curing the default within such ten (10) day period and diligently prosecutes same to completion;

(d)  Assignment. A general assignment by Tenant for the benefit of creditors or any Unauthorized Assignment as defined below in Article 13;

(e)  Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors;

(f)  Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or of this leasehold;

(g)  Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

(h)       Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

(i)        Hazardous Materials Release. Any on-site or off-site contamination or violation of any Health and Safety Laws as set forth in Article 14.

12.02.      Landlord's Remedies.

(a)       Abandonment. If Tenant vacates or abandons the Premises (as set forth in Article 12.01(a)), this Lease shall continue in effect, Landlord shall not be deemed to have terminated this Lease other than by written notice of termination from Landlord, and Landlord shall have all of the remedies of a landlord provided by Article 1951.4 of the Civil Code of the State of California. At any time subsequent to vacation or abandonment of the Premises by Tenant, Landlord may give notice of termination and shall thereafter have all of the rights hereinafter set forth.

(b)       Termination. Following the occurrence of any Event of Default, Landlord shall have the right, so long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective ten (10) business days after it is given or upon expiration of the times specified in Article 12.01 hereinabove, whichever is later.

(c) Possession. Following termination under subsection (b), without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may then or at anytime thereafter, (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom and, at Landlord's option, retain all or any of such personal property (and title thereto shall thereupon vest in Landlord without compensation to Tenant) or dispose of all or any of such personal property, in any manner, without compensation to Tenant. In the event Landlord removes all or any of Tenant's personal property pursuant to the foregoing provisions, Tenant shall pay to Landlord, upon demand, the actual expense of such removal and disposition and the cost of repairing any damage to the Premises resulting from such removal.

(d) Recovery. Following termination under subsection (b), Landlord shall have all the rights and remedies of a landlord provided by Article 1951.2 of the Civil Code of the State of California. The amount of damages which Landlord may recover following termination under subsection (b) shall include: (i) the worth at the time of the award of the unpaid rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease. The "worth at the time of the award" of the amount referred to in (i) and (ii) above shall be computed by allowing interest thereon at the Default Rate (as set forth below). The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the Default Rate (as set forth below). Tenant hereby covenants and agrees that the Rent Abatement granted by Landlord to Tenant pursuant to this Lease is granted by Landlord upon Landlord's and Tenant's presumption that Tenant shall remain on the Premises for the entire five (5) years duration of the Term and, therefore, in the event of termination under Article 12.02(b), such abatement of Base Rent shall be forfeited by Tenant, and the "worth at the time of award" of the Base Rent unpaid by Tenant pursuant to the Lease, shall include damages in the amount of any and all Base Rent previously abated plus interest thereon as otherwise provided in the Lease.

(e) Additional Remedies. In addition to the foregoing remedies, Landlord shall, so long as this Lease is not terminated, have the right to remedy any default of Tenant to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the lower of the prime rate of interest at the time of said default charged by Wells Fargo Bank N.A. plus three percent (3%) or the maximum lawful rate.

(f) Other. If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Landlord by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease. As used in this Article, the term "threatens" is limited to delivery to Landlord of a written statement by Tenant indicating Tenant's intent to cause a breach or Tenant's anticipation of its uncured default in the performance of, any of the covenants, agreements, terms or conditions contained in this Lease.

(g) Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

(h) No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article 12. Nothing in this Article 12 affects the right of Landlord to indemnification by Tenant in accordance with Article 5.08 hereinabove for liability arising prior to the termination of this Lease for personal injuries or property damage.

13. ASSIGNMENT AND SUBLETTING

13.01. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer, this Lease, in whole or in part, or any interest therein, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each of the foregoing is hereinafter sometimes referred to as a "Transfer"), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may assign its interest in this Lease or sublet any portion of the Premises pursuant thereto without the Landlord's consent, if made to any corporation which controls, is controlled by or is under common control with the Tenant, so long as Tenant provides Landlord with prior written notice of any such assignment or subletting, together with information reasonably required by the Landlord to identify such assignee, or sublessee, and the notice address thereof. As material consideration for this Lease, Tenant hereby agrees to provide the following written materials to Landlord regarding any proposed Transfer for Landlord's approval: (i) the proposed Transfer agreement to Landlord for Landlord's approval; (ii) the certified financial statements of the transferee for the three (3) years prior to the proposed Transfer; (iii) detailed summaries of the transferee's business operations; (iv) a detailed credit report of the transferee; and (v)banking references for the transferee. Landlord shall have the right to review the written material submitted by Tenant regarding such Transfer for a period of ten (10) business days following Landlord's receipt of such material to consent or decline to consent to such Transfer. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Base Rent and Additional Rent hereunder. Any purported Transfer contrary to the provisions hereof without Landlord's consent ("Unauthorized Transfer") shall be void. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any request by Tenant for Landlord's consent to the Transfer provided, however, in no event shall such fees exceed Five Hundred dollars ($500.00). Such amount shall be reimbursed by Tenant to Landlord within ten (10) days following the submission to Tenant of a copy of the written invoice from Landlord's counsel itemizing such costs and fees payable by Landlord with respect to any request by Tenant for Landlord's consent to such a Transfer, whether or not Landlord ultimately approves such Transfer

13.02 Bonus Rental. If for any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant over Tenant's customary and reasonable costs and expenses of making the assignment or sublease (which costs and expenses shall be amortized over the term of the assignment or sublease), which shall be due and payable by Tenant to Landlord promptly after its receipt by Tenant.

13.03. Scope. The prohibition against Unauthorized Transfers contained in this Article shall be construed to include a prohibition against any Transfer by operation of law. If this Lease or any interest therein be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

13.04. Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any transferee, or failure by Landlord to take action against any transferee, Tenant waives notice of any default of any transferee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such transferee. Tenant further waives monetary damages, of whatever land or nature, from Landlord as a result of, or in any way related to any proposed Transfer, whether Landlord consented to such Transfer or withholds its consent to such Transfer.

13.05. Release. Whenever Landlord conveys its interest in the Project, Parking Area, Lot and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date Landlord transfers title of the Project to the new owner. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Article 13.

13.06. Transfer to Affiliate Permitted. Any provision in this Lease to the contrary notwithstanding, Landlord's consent shall not be required for a Transfer to any person or entity who controls, is controlled by or is under common control with Tenant (Tenant Affiliate); provided that before such assignment shall be effective, (a) said Tenant Affiliate shall assume, in full, the obligations of Tenant under this Lease, (b) Landlord shall be given written notice of such assignment and assumption, (c) the use of the Premises by the Tenant Affiliate shall be as set forth in Section 9.01 and (d) the net worth of the Tenant Affiliate is substantially equal to the net worth of Tenant as of the date of this Lease. For purposes of this section 13.06, the term control means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The bonus rental provisions of Section 13.02 of this Lease shall not apply to an assignment or sublease by Tenant to a Tenant Affiliate."

14. HAZARDOUS MATERIALS

14.01. Definitions.

(a) Health and Safety Laws. "Health and Safety Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations, court decisions and other authority relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, materials or wastes, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. ß 9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ß 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ß1801, et seq., the Federal Water Pollution Control Act of 1972, 33 U.S.C. ß 1251, et. seq., the Safe Drinking Water Act, 42 U.S.C. ß 300f, et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ß 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. ß 136, et seq., the Federal Hazardous Substances Control Act, 15 U.S.C. ß 1261, et seq., the Noise Control Act of 1972, 42 U.S.C. ß 4901, et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ß 651, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code ß 25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code ß 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 ("California Proposition 65"), Cal. Health and Safety Code B 25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code ß 13000, et. seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

(b) Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance, material or waste under any Health and Safety Law, including, but not limited to, those substances, materials or wastes regulated now or in the future under any statutes or regulations; (ii) is controlled or governed by any Health and Safety Law or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (iii) is flammable or explosive material, oil or any other petroleum-based substance, freon, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

(c) Off-Site Contamination. The term "Off-Site Contamination" shall mean the presence of any Hazardous Materials, associated in any way with Tenant's, its successors' or assigns' use or occupation of the Premises, transported, arranged for disposal of, or disposed of by Tenant or any third party on behalf of Tenant or its agents, employees or officers to any site or location other than the Premises.

(d) On-Site Contamination. The term "On-Site Contamination" shall mean the presence of any Hazardous Materials in, on or under any portion of the Premises.

14.02.  Use. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (b) such use is conducted in compliance with the provisions of this Article 14. Landlord's consent may be withheld in Landlord's sole discretion, and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Health and Safety Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 14. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

14.03.  Compliance With Laws; Handling of Hazardous Materials. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Health and Safety Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Health and Safety Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Health and safety Laws. Tenant shall be responsible for the proper disposal of any mercury-containing fluorescent lighting fixtures. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender or reasonably recommended by Landlord's environmental consultants as a result of any release or discharge or potential release or discharge of Hazardous Materials and resulting in On-Site Contamination or Off-Site Contamination or any violation or potential violation of Health and Safety Laws by Tenant or any successor or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work"). Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.

14.04.  Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

14.05.  Indemnity. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents), the Premises, Building, Lot Parking Areas, and all other areas of the Project harmless from and against any and all liabilities, demands, penalties, fines, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys' fees and court costs) arising out of or in connection with any breach of any provisions of this Article 14, directly arising out of any liability of Tenant under any Health and Safety Law or associated with any On-Site Contamination or any Off-Site Contamination which is caused, suffered or permitted to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant's assigns, agents, employees, contractors or invitees or by anyone in the Premises other than Landlord, Landlord's agents, employees or contractors, including, but not limited to, the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any successor or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Term, and including, but not limited to, all consequential damages and the cost of any Remedial Work. Any defense by Tenant pursuant to this Article shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Health and Safety Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 14.05. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 5.09 of this Lease. Tenant's obligations pursuant to this Article 14.05 shall survive the termination or expiration of the Lease.

14.06.  Notice. Each party to this Lease shall notify the other party, in writing, as soon as reasonably possible, and in any event within five (5) business days after, any of the following: (a) a party has knowledge, or it has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) a party receives any order of a governmental agency requiring any Remedial Work pursuant to any Health and Safety Laws; (c) a party receives any warning, notice of inspection, notice of violation or alleged violation, or a party receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Health and Safety Laws; or (d) a party receives notice or knowledge of any claims made or threatened by any third party against that party or the Premises relating to any loss or injury resulting from Hazardous Materials or from violation of any Health and Safety Law. If the potential risk of any of the foregoing events is material, the party having notice of such event shall deliver immediate verbal notice to the other party, in addition to written notice as set forth above. Landlord and Tenant agree to deliver to one another copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Health and Safety Laws.

14.07.  Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law by Tenant or any successor or sublessee of Tenant shall be a material default by Tenant under the Lease. In addition to or in lieu of the remedies available under the Lease as a result of such default, Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to declare a default and pursue other remedies set forth in the Lease.

14.08.  Landlord's Disclosure. Pursuant to the requirements of California Health and Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord does not know, and does not have reasonable cause to believe, that any release of any Hazardous Material has come to be located on or beneath the Premises, Building or Project. In the event Hazardous Materials are later discovered to be present in, on or below the Premises, Building or Project which is required by any governmental agency to be abated or removed, the abatement or removal thereof shall, subject to Tenant's liability set forth above, be at Landlord's sole cost and expense, including any costs incurred to comply with any and all rules, regulations, codes, ordinances, statutes and other requirements of any lawful governmental authority respecting Hazardous Materials and Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, demands, causes of action, proceedings or hearings relating to the existence of Hazardous Materials on or below the Premises, Building or Project.

15. OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

15.01.  Estoppel Certificate. Within ten (10) business days after request therefore by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord's interest in the Project, Building, Lot and/or Parking Area, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver, in recordable form, such a certificate to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that (i) this Lease is in full force and effect; (ii) the date of Tenant's most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those offsets or defenses claimed by Tenant; (iii) and any other information reasonably requested. Tenant's failure to deliver said certificate in time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period's Base Rent has been paid in advance. Failure of Tenant to deliver such a certificate to Landlord or any proposed mortgagee or purchaser within ten (10) business days following Landlord's request shall constitute a default under the Lease as outlined in section 12.

15.02.  Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as the Landlord under this Lease.

15.03.  Subordination. The rights of Tenant hereunder are and shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project, Building, Lot and/or Parking Area, and to all advances made or hereafter to be made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder upon Tenant's covenanting that Tenant is not in default hereunder, shall be terminated or subject to termination by any trustee's sale, any action to enforce the security, or by any proceeding or action in foreclosure. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article.

15.04.  Quiet Enjoyment. If Tenant performs all of the terms and conditions of this Lease to be performed by Tenant, Landlord agrees that Tenant shall at all times during the term of the lease peaceably and quietly hold, occupy and enjoy the Premises without any manner of hindrance from Landlord or any person lawfully claiming by, through or under Landlord.

16. NOTICES

16.01.       Notices. All notices required to be given hereunder shall be in writing (except for notice required pursuant to Article 12.01(b)) and shall be (i) personally delivered, in which even they shall be deemed received on the date of delivery, (ii) sent by certified mail, postage prepaid, return receipt requested, or by a professional courier company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt; or (iii) sent by telecopy. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. The Landlord's and Tenant's addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Lease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing.

17. SUCCESSORS BOUND

17.01.      Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

18. MISCELLANEOUS

18.01.  Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

18.02.  Easements. Landlord reserves the right to (i) subdivide or alter the boundaries of the Lot and (ii) grant easements on the Lot and dedicate for public use portions thereof without Tenant's consent; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

18.03        Relocation. Intentionally deleted.

18.04.  No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

18.05.  Corporate Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California; (iii) Tenant has full right and authority to enter into this Lease; and (iv) each of the persons executing on behalf of Tenant is authorized to do so.

18.06.      Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

18.07.  Limitation of Landlord's Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against the real estate that is the subject of this Lease and Tenant, its successors and assigns shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

18.08.  Time. Time is of the essence of every provision hereof.

18.09.  Attorneys' Fees. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the less prevailing party therein agrees to pay all costs incurred by the more prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord's costs and attorneys' fees related thereto.

18.10.  Captions and Article Numbers. The captions, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

18.11.  Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.12.  Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

18.13.  Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker or managing agent shall alter, change, or modify any of the provisions hereof.

18.14.  Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred fifty percent (150%) the monthly Base Rent owed during the final year of the Term of this Lease as the same may be extended from time to time. This inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

18.15.  Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear or as otherwise provided in Articles 8, 10 and 11. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building or Project. All property that Tenant is required to surrender shall become Landlord's property upon the termination of this Lease. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant's expense, or, at Landlord's election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein.

18.16.  Rules and Regulations. At all times during the Term, Tenant shall comply with rules and regulations ("Rules and Regulations") for the Project, as set forth in Exhibit C (and such amendments as Landlord may reasonably adopt), attached hereto and by this reference made a part hereof.

18.17.  No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

18.18.  Broker. Per separate agreement

18.19.  Landlord's Right to Perform. Upon Tenant's failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant's insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties, provided Landlord has first provided written notice to Tenant and given Tenant ten (10) days to perform such obligation (unless another cure period is provided herein). Tenant shall reimburse Landlord the reasonable cost of Landlord's performing such obligation on Tenant's behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the rate of three percent (3%) over the prime rate as announced, from time to time, by Wells Fargo Bank, N.A. per annum, as Additional Rent.

18.20.  Mortgage Protection. Landlord shall not be in default under the terms of this Lease, or by law, unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation. If, however, the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and diligently prosecutes the same to completion. Should Landlord be deemed to be in material default of this Lease, then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach. If any such default materially interferes with Tenant's business operation in the Premises, Tenant may give Landlord and the holder of any first mortgage or deed of trust covering the Premises a second written notice specifying exactly the nature of the Landlord's failure and its impact on Tenant's business operation in the Premises and the further remedial action deemed necessary by Tenant. If such remedial action is not undertaken within thirty (30) days of such second written notice, Tenant shall be entitled to terminate this Lease, but in no event earlier than thirty (30) days after the second notice to Landlord and the holder of any first mortgage or deed of trust covering the Premises. Notwithstanding the foregoing, Tenant shall not be entitled to terminate this Lease as a result of Landlord's default if Landlord is making diligent efforts to perform the obligations required of Landlord under this Lease. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any rent due hereunder as a result of any default by Landlord.

18.21.  Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason (unless otherwise provided herein) of (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the Premises or Building or (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

18.22  Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or the Building, the lender shall require reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

18.23.  Recording. Neither Landlord nor Tenant shall record this Lease without the consent of the other. Either party may, at its sole cost and expense, record a short form memorandum of this Lease in a form reasonably acceptable to the other party.

18.24.  Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Project, Building and Lot, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as herein otherwise provided no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

18.25.  Special Provisions. Section purposely deleted.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

LESSOR/LANDLORD: GENERATION PROPERTIES L.P.	LESSEE/TENANT: BARNABAS ENERGY CORPORATION. A Nevada Corporation
By: TRILOGY INVESTMENT GROUP LLC a California Limited Liability Company, its General Partner

By:	By:
Michael D. Marks President & CEO	David Saltman President and CEO

Date: September 15, 2005	Date 9-13-05

EXHIBIT A

Legal Description

LEGAL DESCRIPTION

[illegible]

GRAPHIC SCALE
LOT 15
COUNTY OF SAN DIEGO
TRACT NO. 4425
MAP NO. 11770
LOT 22
LOT 3
LOT 2
LOT 1
PIMLICO DRIVE
POR. SW 1/4 OF SE 1/4 SEC. 2, T 14 S – R 4 W, S.B.M.
VIA DE LA VALLE
VICINITY MAP

Landlord 1 Tenant

EXHIBIT B

FINISH SPECIFICATIONS

P1-Frazee "Hidden White" CW0A7W
Note: Use P1 on all wall surfaces, unless otherwise noted

P2-Frazee "Sun Creek" 8553M

P3-Frazee "Lava Rock" 8764M

Door Color-Both Sides
Frazee "Beaver Creek" 8765D

Rubber Base at all Locations:
oppe PL94 Burnt Umber

P2
P2
OFFICE
P3
STORAGE
OFFICE
P2
N.I.C.
P3
OFFICE
BALCONY

McCulley group

Project

BARNABUS ENERGY CORP. H Q

DEL MAR, CA

Project #	Date
	9/8/05

Scope Document

Sheet Title

SPACE PLAN

Sheet #
1

Scale
1/4"=1'-0"

Approved

EXHIBIT C

OCEAN POINTE

Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall nor be obstructed or used for any purposes other than ingress and egress.

2. The sashes, sash doors, skylights. windows and doors that reflect or admit light and air into halls, passageways or other public places in the Project shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills, without Landlord's written consent, which shall not be unreasonably withheld.

3. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

4.  No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires or laying of linoleum or similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct, which shall not be unreasonably withheld.

5.  No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises or the Project.

6.  The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage that may be required in order to use the Premises for retail purposes. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping, or for any illegal purposes.

7.  No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other occupants of the Project, or those having business with them, whether by the use of any musical instrument, radio phonograph, unusual noise, or any other way. No Tenant shall throw anything out of doors, windows or skylights or down the passageways.

Landlord	Tenant

 8.  No Tenant nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid chemical or substance (including asbestos),or any hazardous or toxic substances, including those that are defined by any governmental body having authority over the Premises and the Project.

9.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Tenant will be furnished with one key for each full-time employee at time the Tenant takes possession of the Premises. Thereafter, Tenant will be charged for all keys. Each Tenant must upon the termination of its tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by, such Tenant. In the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord deems it reasonably necessary. Tenant and Landlord shall have the Premises re-keyed at Landlord's expense on the day Tenant takes possession of the Premises.

10. All removals or the carrying in or our of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine. The moving of safes or other fixtures or bulky matters of any kind must be made upon previous notice to the superintendent of the Project and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude therefrom all safes, freight orother bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations area part. Landlord reserves the right to prescribe the weight and position of all safes which must be placed upon supports approved by Landlord in order to distribute weight.

11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a retail and professional complex, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

12. Between the hours of 10:00 pm and 8:00 am. Landlord reserves the right to exclude from the Project all persons who have not received clearance as a result of a written request fromTenant Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of a mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion. Landlord reserves the right to prevent access to the Project, for the safety of all Tenants and the protection of the Project.

13. Any persons employed by any Tenant to do maintenance work shall while in the Project and outside of  the Premises, be subject to and under the control and direction of the superintendent of the Project (but not as an agent or servant of the superintendent or of Landlord), and Tenant shall be responsible for all acts of such persons. No such person shall be allowed in the Project after regular hours.

14. All doors opening onto public corridors shall be kept closed except when in use for ingress and egress.

15. The requirements of Tenant, will be amended to only upon application to the Project office.

16. Canvassing, soliciting and peddling in the Project are prohibited, and each Tenant shall cooperate to prevent the same.

Landlord	Tenant

17. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

18. No air-conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

19. There shall not be used in any space, or in the public halls, either by any Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

20. Landlord shall have the right exercisable without notice or without liability to any Tenant to change the name and address of the Project.

21. No vending machine or machines of any description shall be installed, maintained oroperated upon the Premises without written consent of Landlord.

22. The scheduling of moves of Tenant's furniture and equipment in or out of the Project is subject to the reasonable discretion of Landlord.

23. Landlord reserves the right to amend or change these Rules and Regulations to the extent necessary as conditions may change or circumstances arise at the Project and all Tenants shall be bound thereby.

Landlord	Tenant

EXHIBIT D
Landlord and Tenants Work

At Landlords cost, Landlord shall provide new paint, new carpet, and remove cabinetry.

Landlord	Tenant

EXHIBIT "E"

Fair Market Rent Determination

(a)
Not later than one hundred (100) days prior to any applicable Extension Term, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair market rent of the Property as of such Extension Term. However, in no event will the new rate be less than the last month of the last year of the initial term. If Landlord and Tenant have not agreed upon the fair market rent of the Property at least ninety (90) days prior to the applicable Extension Term, the fair market rent shall be determined by appraisal, by one or more appraisers or brokers (herein called "Appraiser(s)"), as provided in Section 5(b), below. If appraiser(s) are used, such appraiser(s) shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent. If broker(s) are used, such brokers) shall have at least five (5) years' experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial and Office Realtors or equivalent.

(b)
If Landlord and Tenant are not able to agree upon the fair market rent of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the applicable Extension Term. If Landlord and Tenant are unable to agree upon a single Appraiser within such time period, then Landlord and Tenant shall each appoint one Appraiser not later than sixty-five (65) days prior to the applicable Extension Term. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third (3rd) Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the fair market rent of the Property. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair market rent of the Property. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

(c)
For the purposes of such appraisal, the term "fair market rent" shall mean the price that a ready and willing tenant would pay, as of the applicable Extension Term, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen, then such Appraiser shall determine the fair market rent of the Property, Otherwise, the fair market rent of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the Appraiser(s) to complete the determination of the fair market rent not later than thirty (30) days prior to the applicable Extension Term. If the fair market rent is not determined prior to the applicable Extension Term, than Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair market rent is determined. When the fair market rent of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

Landlord Tenant